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                                                                   EXHIBIT 23(C)


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated January 26, 1996 on the consolidated financial statements of Carlisle Bancshares, Inc. as of December 31, 1995 and for the year then ended included in Amendment No. 1 to Registration Statement on Form S-4 (No. 333-06185) and related Prospectus of First United Bancshares, Inc. for the registration of 595,000 shares of its common stock.




/s/ Kemp & Company
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Little Rock, Arkansas
July 8, 1996